UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014

East Shore Distributors, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-55142	27-2838091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8335 Sunset Boulevard, Suite #238 West Hollywood, CA 90069
(Address of principal executive offices)

(323) 337-9086
(Registrant’s telephone number, including area code)

1020 Fourth Avenue Wall Township, NJ 07719
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2014, East Shore Distributors, Inc., a Nevada corporation (the “Registrant”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) by and among itself, Alex Fridman (the “Seller”) and Samcorp Capital Corporation (the “Purchaser”), pursuant to which the Seller sold and transferred 36,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) to the Purchaser in consideration for $329,600 in cash (the “Purchase Price”). The parties agreed to apply the proceeds as follows: (i) $33,500 out of the Purchase Price was placed into a holdback escrow for a period of six months; (ii) proceeds as necessary were applied toward the payment of certain Registrant debts and payables until fully satisfied; and (iii) the remainder of the Purchase Price was released to the Seller. The transaction closed on February 10, 2014.

Under the Securities Purchase Agreement, the parties agreed to customary representations and warranties. After the expiration of the six-month holdback escrow period, the amount in said escrow shall be released to the Seller, less the net amount if any due to the Purchaser pursuant to the indemnification provisions of the Securities Purchase Agreement.

There are no material relationships between the Registrant or its affiliates and any of the parties to the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On February 10, 2014, the Purchaser acquired a controlling interest in the Registrant through the acquisition of 36,000,000 shares (the “Shares”) of Common Stock pursuant to the Securities Purchase Agreement described in Item 1.01, which is hereby incorporated by reference into this Item 5.01. The Shares represented approximately 90.55% of the Registrant’s then-outstanding Common Stock.

The source of funds used as consideration for the transactions contemplated by the Securities Purchase Agreement was cash on hand. No part of the consideration used to acquire control of the Registrant was from a loan. The total cash consideration used by the Purchaser to acquire control of the Registrant (by acquiring the Shares from the Registrant’s stockholders as described in this report) was $329,600.

Further information about the Registrant is available and set forth in the Registrant’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “Commission”), incorporated by reference into this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On February 10, 2014, both Mr. Alex Fridman and Mr. Scott Carpenter, each a director serving on the Registrant’s Board of Directors (the “Board”), agreed to resign from the Board, effective on the eleventh day following the date on which the Registrant files an information statement on Schedule 14F-1 with the Commission. The resignation of these two individuals is in connection with the above-described change in control, and there were no disagreements between Mr. Fridman or Mr. Carpenter and the Registrant.

Resignation of Chief Executive Officer

Effective February 10, 2014, Mr. Alex Fridman resigned as Chief Executive Officer of the Registrant. His resignation was not the result of any disagreements with the Registrant on any matters relating to the Registrant’s operations, policies or practices.

Appointment of Directors

Effective February 10, 2014, Mr. Jonathan Lim and Mr. Justin Begnaud were each appointed as members of the Board. Neither of these individuals are directors of any other reporting company. Other than the transactions described in Item 1.01 and Item 5.01 above, no transactions have occurred during the last two years to which the Registrant was a party in which the foregoing individuals had or is to have a direct or indirect material interest. Neither of the above two directors have been appointed to any committee of the Board. The following description contains the relevant business experience of the Registrant’s new directors:

Jonathan Lim - Director, Chief Executive Officer and Treasurer

Jonathan Lim, is our Chief Executive Officer and Chairman of our board of directors. Mr. Lim has over ten years’ experience in the entertainment business in China where he produced and managed over numerous Film & Television projects. Mr. Lim is graduate of both New York and Beijing Film Academy and first feature film “SLAM” was distributed by Sony Pictures Television International and CCTV. Other notable projects include Sony Pictures Television International China’s remake of Sofia’s Diary an interactive Web series which had over 100 million views and the localized launch for China of the Dr.Oz show. Mr. Lim was also the creator/producer of “Made in NBA” a weekly television show for the NBA for over 6 years that was broadcast over 40 channels in Mainland China.

Mr. Lim has over twenty years of business experience in brand development, strategic marketing and planning in the retail business.  From 2002 until February 2014, Mr. Lim has held various executive positions at Aussino Group Limited, an international retailer and wholesaler of home fashion textiles & licensed products.  Mr. Lim previously served as CEO and Managing Director of Aussino Group Limited, and was responsible for the establishment of new stores and franchising expansion activities throughout China and the other Asian markets.

Mr. Lim holds a Bachelor of Commerce in Marketing and Asian Studies from Murdoch University, Australia.

Justin Begnaud – Director and Vice President/COO

Justin R. Begnaud is Vice President – Chief Operating Officer of the Company, and has over 15 years of entertainment experience in developing, financing and producing content for film, television and new media. Previously, Mr. Begnaud was the Head of International Business Development for the television & film financier, Grosvenor Park Media. Prior to joining Grosvenor Park, Mr. Begnaud was the Director of Production and a bond representative on over 30 independent feature films while working for the completion bond company, Film Finances, Inc. Independently, he produced the feature films A GIRL WALKS HOME ALONE AT NIGHT (2014), which premiered at the 2014 Sundance Film Festival, and SWEET LITTLE LIES (2011). He has also produced over a half dozen music videos for artists including Leon Timbo, Kill the Complex, The Visitors, Chief and White Arrows. He was a Showrunner for the online comedy series BEHIND THE BYTE, where he oversaw 60 episodes for AT&T U-Verse and produced over 300 news segments for AT&T's Tech Channel. He produced digital content for Legendary Pictures, Hearst Communications, AT&T, LXTV/NBC, MIT, UCLA, Viacom, MTVu, and History.com. Previously, Mr. Begnaud was a freelance television producer and worked on TV documentaries & non-fiction series for A&E, The History Channel, AMC Networks, AT&T U-Verse, MTV Networks and NBC Universal. Mr. Begnaud began his film career working for Scott Rudin Productions. Additionally, he wrote grants for the Museum of Modern Art and the Tribeca Film Institute in New York City. Mr. Begnaud holds a M.F.A. from the UCLA Graduate School of Theater, Film & Television, a M.S. in Fundraising Management & Nonprofit Administration from Columbia University in New York, and a B.F.A. in Advertising / B.I.D. in Industrial Design from Syracuse University. He is a member of the Producers Guild of America, Film Independent, the International Film & Television Alliance, and the Academy of Television Arts & Sciences.

Family Relationships

Mr. Begnaud has no family relationship with any of the officers or directors of the Registrant. Jonathan Lim, CEO and Treasurer of the Company, is the son of Anthony Lim, who is a principal of Samcorp Capital Corporation, the majority shareholder of the Company.

Appointment of Executive Officers

Effective February 10, 2014, Mr. Jonathan Lim was appointed as the Chief Executive Officer and Treasurer of the Registrant. Other than the transactions described in Item 1.01 and Item 5.01 above, no transactions have occurred during the last two years to which the Registrant was a party in which Mr. Lim had or is to have a direct or indirect material interest.

Jonathan Lim and Justin Begnaud were each appointed to their respective positions as directors and officers of the Registrant as described above, pursuant to and as a condition to closing under the Securities Purchase Agreement.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated February 7, 2014, by and among East Shore Distributors, Inc., Alex Fridman and Samcorp Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EAST SHORE DISTRIBUTORS, INC.

February 19, 2014	By:	/s/ Jonathan Lim
Name: Jonathan Lim
Title: Chief Executive Officer